As filed with the Securities and Exchange Commission on October 13, 2015

Registration No. 333-72201
Registration No. 333-94071
Registration No. 333-68846
Registration No. 333-73894
Registration No. 333-76756
Registration No. 333-102284
Registration No. 333-105066
Registration No. 333-115283
Registration No. 333-124868
Registration No. 333-140785
Registration No. 333-148692
Registration No. 333-157388
Registration No. 333-159241
Registration No. 333-164010
Registration No. 333-172308
Registration No. 333-174328
Registration No. 333-178795
Registration No. 333-182235

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISC8 INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0280334
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

c/o Broadway Advisors
511 30th Street, Suite A
Newport Beach, California 92663
(Address of registrant’s principal executive offices) (Zip Code)

 Irvine Sensors Corporation 1995 Stock Option Plan

 Irvine Sensors Corporation 1999 Stock Option Plan

Irvine Sensors Corporation 2001 Compensation Plan

2001 Irvine Sensors Corporation Non-Qualified Stock Option Plan

 Irvine Sensors Corporation 2001 Stock Option Plan

 Irvine Sensors Corporation 2003 Stock Incentive Plan

 Irvine Sensors Corporation 2006 Omnibus Incentive Plan

Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan

Irvine Sensors Corporation 2010 Non-Qualified Stock Option Plan

Irvine Sensors Corporation 2011 Omnibus Incentive Plan

ISC8 Inc. 401(k) and Stock Bonus Plan
(Full title of the plan)

Alfred Masse
Former Chief Restructuring Officer
c/o Broadway Advisors
511 30th Street, Suite A
Newport Beach, California 92663
(Name and Address of Agent For Service)

(949) 673-0855
(Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Jessica R. Sudweeks, Esq.
Disclosure Law Group
600 W. Broadway, Suite 700
San Diego, California 92101
(619) 795-1134

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

ISC8 Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to each of the following registration statements on Form S-8 (collectively, the “Registration Statements”) to deregister securities of the Company, if any, that remain unsold under the Registration Statements:

•
Registration Statement on Form S-8 (File No. 333-72201), originally filed on February 11, 1999, registering 1,650,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for issuance under the Irvine Sensors Corporation 1995 Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-94071), originally filed on January 4, 2000, registering 1,000,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 1999 Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-68846), originally filed on August 31, 2001, registering an aggregate total of 6,500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2001 Compensation Plan, the Irvine Sensors Corporation 2000 Non-Qualified Stock Option Plan, and the Irvine Sensors Corporation 2001 Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-73894), originally filed on November 11, 2001, registering 500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2001 Compensation Plan;

•
Registration Statement on Form S-8 (File No. 333-76756), originally filed on January 15, 2002, registering an additional 500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2001 Compensation Plan;

•
Registration Statement on Form S-8 (File No. 333-102284), originally filed on December 31, 2002, registering 1,426,438 shares of the Company’s Common Stock for issuance under the 2001 Irvine Sensors Corporation 2000 Non-Qualified Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-105066), originally filed on May 7, 2003, registering 1,500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2003 Stock Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-115283), originally filed on May 7, 2004, registering an additional 900,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2003 Stock Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-124868), originally filed on May 12, 2005, registering an additional 2,500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2003 Stock Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-140785), originally filed on February 20, 2007, registering 2,900,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2006 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-148692), originally filed on January 16, 2008, registering an additional 1,000,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2006 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-157388), originally filed on February 18, 2009, registering an additional 100,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2006 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-159241), originally filed on February 18, 2009, registering an additional 500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2006 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-164010), originally filed on December 24, 2009, registering 484,785 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-172308), originally filed on February 16, 2011, registering an aggregate total of 19,750,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan and the Irvine Sensors Corporation 2010 Non-Qualified Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-174328), originally filed on May 19, 2011, registering 46,500,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation 2011 Omnibus Incentive Plan;

•
Registration Statement on Form S-8 (File No. 333-178795), originally filed on December 29, 2011, registering an additional 1,250,000 shares of the Company’s Common Stock for issuance under the Irvine Sensors Corporation Amended and Restated 2006 Omnibus Incentive Plan; and

•
Registration Statement on Form S-8 (File No. 333-182235), originally filed on June 20, 2012, registering 29,392,830 shares of the Company’s Common Stock for issuance under the ISC8 Inc. 401(k) and Stock Bonus Plan.

On September 24, 2014, the Company filed a voluntary petition in the United States Bankruptcy Court for the Central District of California (the “Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code. On September 14, 2015, the Court entered an order confirming the Company’s First Amended Plan of Liquidation, dated August 3, 2015 (the “Amended Plan of Liquidation”), pursuant to which all shares or other ownership interests in the Company, including the Company’s Common Stock, were canceled and terminated, and the Company was deemed to be dissolved for all purposes without any further action or order of any kind. Accordingly, all offerings of the Company’s securities, including those pursuant to the Registration Statements, have also been terminated.

In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 13, 2015.

ISC8 INC.

By:	/s/ Alfred Masse
Name: Alfred Masse
Title: Former Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 13, 2015.

Signature	Title

/s/ Alfred Masse	Former Chief Restructuring Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
Alfred Masse